                            UNDERWRITING AGREEMENT

                                                              November 12, 1996

TENNECO INC.
1275 King Street
Greenwich, Connecticut 06831

Dear Sirs and Mesdames:

  We (the "Manager") are acting on behalf of the underwriter or underwriters (including ourselves) named below (such underwriter or underwriters being herein called the "Underwriters"), and we understand that TENNECO INC., a Delaware corporation (the "Company"), proposes to issue and sell shares of its 8 1/4% Cumulative Junior Preferred Stock, Series A, without par value (the "Securities").

  Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective number of Firm Securities set forth below opposite their names at a purchase price of $49.25 per share, plus accrued dividends, if any, to the Closing Date (as defined herein):

                                                                      NUMBER OF
     NAME                                                             SECURITIES
     ----                                                             ----------
     Morgan Stanley & Co.
      Incorporated...................................................   900,000
     Merrill Lynch, Pierce, Fenner & Smith Incorporated .............   850,000
     Dean Witter Reynolds Inc........................................   850,000
     Donaldson, Lufkin & Jenrette
       Securities Corporation........................................   850,000
     Goldman, Sachs & Co.............................................   850,000
     PaineWebber Incorporated........................................   850,000
     Smith Barney Inc................................................   850,000
                                                                      ---------
       Total......................................................... 6,000,000
                                                                      =========

  The Underwriters will pay for the Securities in federal or other funds immediately available upon delivery thereof at the office of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005 at 9:00 a.m. (New York time) on November 18, 1996, or at such other time and place as the Company and the Manager may agree. The time and date of such payment and delivery are hereinafter referred to as the "Closing Date."

  The Securities shall have the terms set forth in the Prospectus dated November 12, 1996, and the Prospectus Supplement dated November 12, 1996 ("Prospectus Supplement"), including the following:

    Terms of Securities

      Maturity Date: None

      Dividend Rate: 8 1/4% per annum

      Redemption Provisions: As set forth in the Prospectus Supplement

      Dividend Payment Dates: March 31, June 30,
                             September 30, and
                             December 31, commencing December 31, 1996

      Liquidation Preference: $50 per share

      Form and Denomination: As requested by the Manager in writing two business days prior to the Closing Date

  All provisions contained in the document entitled Tenneco Inc. Underwriting Agreement Standard Provisions (Junior Preferred Stock) dated November 12, 1996 (the "Standard Agreement"), a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not a Security shall not be deemed to be a part of this Agreement and (iii) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement.

  In addition to the conditions to the several obligations of the Underwriters set forth in Article V of the Standard Agreement, the several obligations of the Underwriters are subject to the following further conditions:

  (a) The Underwriters shall have received an opinion of the General Counsel of the Company, dated the Closing Date, to the effect that the statements in the Prospectus Supplement under the captions "Description of Series A Preferred Stock," "Consent to Distributions and Charter Amendment," "Appraisal Rights," and "Recent Tax Proposals" in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

  (b) The Underwriters shall have received an opinion of Jenner & Block, counsel for the Company, dated the Closing Date, to the effect that such counsel is of the opinion ascribed to it in the Prospectus Supplement under the caption "Certain United States Federal Tax Considerations For Non-U.S. Holders of Series A Preferred Stock."

  (c) El Paso Natural Gas Company shall have executed and delivered to the Underwriters the letter agreement of even date herewith (the "El Paso Agreement"); the El Paso Agreement shall not have been terminated; and each of the conditions to the several obligations of the Underwriters set forth in the El Paso Agreement shall have been satisfied or waived by the Underwriters.

  If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Securities set forth opposite their respective names above bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Securities that any Underwriter has agreed to purchase be increased by an amount in excess of one-ninth of such number of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

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  Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          Acting severally on
                                          behalf of itself and
                                          the several
                                          Underwriters named
                                          herein

                                          By: /s/ David Topper
                                              _________________________________
                                            Name:
                                            Title:

Accepted as of the above date:

TENNECO INC.

By: /s/ Robert T. Blakely
    _____________________________
 Name:
 Title:

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